                                                                      Exhibit 11
                                                                      Page 1 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                       Quarter ended September 30,
                                                       ----------------------------
Primary:                                                   1994             1993
                                                       ------------     ------------
Net income                                             $     45,428     $     37,630
Less:  Preferred stock dividends                               (281)            (280)
       Subsidiary dilutive securities                           (17)
                                                       ------------     ------------
                                                       $     45,130     $     37,350
                                                       ============     ============

Average common shares outstanding (1)
  before common equivalents                                  85,275           84,012
Common equivalent stock options                               1,613            1,128
                                                       ------------     ------------
                                                             86,888           85,140
                                                       ============     ============

Net income per share (dollars)                         $       0.52     $       0.44
                                                       ============     ============

  (1) The average outstanding common and equivalent shares does not include 6,898 shares held by the Employee Equity Trust (the "Trust") at September 30, 1994. Shares held by the Trust are not considered outstanding for net income per share calculations until the shares are released from the Trust.

                                        Quarter ended September 30,
                         -------------------------------------------------------
                                    1994                          1993
                         --------------------------    ----------------------------
                            Common                        Common
Fully Diluted:              Shares         Income         Shares           Income
                         ------------   ------------   ------------     ------------
Average common and
  equivalent shares
  and net income
  per above                    86,888   $     45,130         85,140     $     37,350
Common equivalent
  stock options
                         ------------   ------------   ------------     ------------
                               86,888   $     45,130         85,140     $     37,350
                         ============   ============   ============     ============
Net income per
  share (dollars)                       $       0.52                    $       0.44
                                        ============                    ============

                                                                      Exhibit 11
                                                                      Page 2 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                            Nine months ended
                                                               September 30,
                                                       ----------------------------
Primary:                                                   1994             1993
                                                       ------------     ------------
Net income                                             $    106,031     $     91,934
Less:  Preferred stock dividends                               (842)            (841)
       Subsidiary dilutive securities                           (17)
                                                       ------------     ------------
                                                       $    105,172     $     91,093
                                                       ============     ============

Average common shares outstanding (1)
  before common equivalents                                  84,833           84,144
Common equivalent stock options                               1,655            1,472
                                                       ------------     ------------
                                                             86,488           85,616
                                                       ============     ============

Net income per share (dollars)                         $       1.22     $       1.07
                                                       ============     ============

  (1) The average outstanding common and equivalent shares does not include 6,898 shares held by the Employee Equity Trust (the "Trust") at September 30, 1994. Shares held by the Trust are not considered outstanding for net income per share calculations until the shares are released from the Trust.

                                        Nine months ended September 30,
                         -------------------------------------------------------
                                    1994                          1993
                         --------------------------    ----------------------------
                            Common                        Common
Fully Diluted:              Shares         Income         Shares           Income
                         ------------   ------------   ------------     ------------
Average common and
  equivalent shares
  and net income
  per above                    86,488   $    105,172         85,616     $     91,093
Common equivalent
  stock options
                         ------------   ------------   ------------     ------------
                               86,488   $    105,172         85,616     $     91,093
                         ============   ============   ============     ============
Net income per
  share (dollars)                       $       1.22                    $       1.07
                                        ============                    ============